Romantique Ltd.
64 W 48th St Ste 1107
New York, NY 10036-1708

September 30, 2012

This agreement is entered into between Romantique LTD, hereinafter referred to as “The Company” and Yitzchok Gurary hereinafter referred to as “The Salesman”.

The Company agrees to engage the services of the Salesman for a period of 12 months beginning Oct 1, 2012.

The salesman agrees to utilize his knowledge, contacts and sales skills on behalf of the Company, to promote the Company’s products and maximize its sales.

The Salesman’s compensation will be 3% of Net Sales.

/s/                                 10/1/2012                                  /s/                              10/1/2012
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Romantique LTD            Date                                          Yitzchok Gurary            Date

64th W 48th Street, Ste 1107 New York, NY 10036    PH 212-840-8477 FAX 212-840-8478